Exhibit 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vanguard Cellular Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 1994 included in this Form 8-K, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-69824 and Form S-8 Registration Statement No. 33-53559.

                                                       ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
   September 30, 1994.